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Exhibit 10.40

Indemnification

RESOLUTION OF THE
BOARD OF DIRECTORS OF
PG&E CORPORATION

December 18, 1996

        WHEREAS, the Articles of Incorporation of this corporation permit indemnification of corporate agents in excess of the indemnification provisions of Section 317 of the California Corporations Code;

        NOW, THEREFORE, BE IT RESOLVED THAT:

        1.    Indemnification of Directors and Officers

        Each person who was or is a party or is threatened to be made a party to, or who is involved in any threatened, pending, or completed action, suit, or proceeding, formal or informal, whether brought in the name of this corporation (the "Corporation") or otherwise, and whether of a civil, criminal, administrative, or investigative nature (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation (as determined by a committee composed of the General Counsel and the Corporate Secretary) as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action or inaction in an official capacity or in any other capacity while serving as a director or officer, shall, subject to the terms of any agreement between the Corporation and such a person, be indemnified and held harmless by the Corporation to the fullest extent permissible under California law and the Corporation's Articles of Incorporation, against all costs, charges, expenses, liabilities, and losses (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that (a) the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of the Corporation, (b) the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (hereinafter a "third party proceeding") (or part thereof) other than a proceeding by or in the name of the Corporation to procure a judgment in its favor (hereinafter a "derivative proceeding") only if any settlement of such a proceeding is approved in writing by the Corporation, and (c) no such person shall be indemnified:

  (i)
  Except to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is paid pursuant to any directors' or officers' liability insurance policy maintained by the Corporation;

  (ii)
  On account of any suit on which judgment is rendered against such person for an accounting of profits made from the purchase or sale by such person of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto;

  (iii)
  If a court of competent jurisdiction finally determines that any indemnification hereunder is unlawful;

  (iv)
  For acts or omissions involving intentional misconduct or knowing and culpable violation of law;

  (v)
  For acts or omissions that the director or officer believes to be contrary to the best interests of the Corporation or its shareholders, or that involve the absence of good faith on the part of the director or officer;

  (vi)
  For any transaction from which the director or officer derived an improper personal benefit;

  (vii)
  For acts or omissions that show a reckless disregard for the director's or officer's duty to the Corporation or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Corporation or its shareholders;

  (viii)
  For acts or omissions that constitute an unexcused pattern of inattention that amount to an abdication of the director's or officer's duties to the Corporation or its shareholders;

  (ix)
  For costs, charges, expenses, liabilities, and losses arising under Section 310 or 316 of the California Corporations Code (the "Code"); or

  (x)
  As to circumstances in which indemnity is expressly prohibited by Section 317 of the Code;

provided, however, that the exclusions set forth in clauses (iv) through (x) above shall apply only to indemnification for acts, omissions, or transactions involving breach of duty to the Corporation and its shareholders. The General Counsel or the Board of Directors of the Corporation shall make the determination as to whether any of the exclusions set forth in clauses (iv) through (x) above applies in a particular case;

        2.    Indemnification as a Contract Right

        The indemnification rights set forth in this resolution with respect to directors and officers of the Corporation shall be a contract right and shall include the right to be paid by the Corporation expenses actually and reasonably incurred in defending any proceeding in advance of its final disposition; provided that such advances be conditioned upon delivery to the Corporation of an undertaking, by or on behalf of the director or officer, to repay all amounts to the Corporation if it shall be ultimately determined that such person is not entitled to be indemnified;

        3.    Indemnification of Employees and Agents

        A person who was or is a party or is threatened to be made a party to or is involved in any proceeding by reason of the fact that he or she is or was an employee or agent of the Corporation (other than a director or officer) or is or was serving at the request of the Corporation as an employee or agent of another enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action or inaction while serving as an employee or agent, may, subject to the terms of any agreement between the Corporation and such person, be indemnified and held harmless by the Corporation to the fullest extent permissible under California law and the Corporation's Articles of Incorporation, against all costs, charges, expenses, liabilities, and losses (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement), reasonably and actually incurred or suffered by such person in connection therewith (hereinafter "indemnifiable losses"). The immediately preceding sentence is not intended to be and shall not be considered to confer a contract right on any employee or agent (other than directors and officers) of the Corporation.

        The Corporation may also advance to an employee or agent referenced in this paragraph expenses reasonably and actually incurred or suffered in defending any proceeding, or may agree to provide prospective indemnification of any such person against indemnifiable losses in any third party proceeding prior to the final disposition of such proceeding; provided, however, that (a) the Corporation may make such advances in any proceeding or agree to provide such indemnification to any such employee or agent in any third party proceeding prior to the final disposition of such proceeding only if an investigation is conducted with respect to the circumstances of the conduct at issue and it is determined by a committee composed of the President, the General Counsel, and the Chief Financial Officer or by any person designated by such committee, based on the results of such investigation, that such person is entitled to indemnification because he or she is or was involved in such proceeding, or is threatened to be involved in such proceeding, as a direct consequence of (i) the discharge of such person's duties as an employee or agent of the Corporation, or (ii) such person's obedience to the directions of the Corporation, even though unlawful, unless such person, at the time of obeying such directions, believed them to be unlawful, (b) notwithstanding any determination by such committee or its designee that any such employee or agent is entitled to any advance or indemnification pursuant to clause (a) above, the Corporation shall have the right to discontinue any advance to such person and to terminate any oral or written agreement to provide prospective indemnification to such person in the event that it is subsequently determined by the committee or its designee that such person is not entitled to be indemnified under California law, and (c) any advance to any such employee or agent shall be conditioned upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts to the Corporation if it shall ultimately be determined that such person is not entitled to be indemnified;

        4.    Right of Directors and Officers to Bring Suit

        If a claim by a director or officer under this resolution is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting the claim. Neither the failure of the Corporation (including its Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met the applicable standard of conduct, if any, nor an actual determination by the Corporation before the commencement of such action that the claimant had not met any applicable standard of conduct, shall be a defense to the action or create a presumption for the purpose of an action that the claimant has not met the applicable standard of conduct;

        5.    Non-Exclusivity of Rights

        The right to indemnification provided by this resolution shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise;

        6.    Expenses as a Witness

        To the extent that any director, officer, employee, or agent of the Corporation is by reason of such position, or position with another entity at the request of the Corporation, a witness in any action, suit, or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith;

        7.    Indemnity Agreements

        The Corporation may enter into agreements with any director, officer, employee, or agent of the Corporation providing for indemnification to the fullest extent permissible under California law and the Corporation's Articles of Incorporation;

        8.    Separability

        Each and every paragraph, sentence, term, and provision of this resolution is separate and distinct, so that if any paragraph, sentence, term, or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other paragraph, sentence, term, or provision hereof. To the extent required, any paragraph, sentence, term, or provision of this resolution may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this resolution and any agreement between the Corporation and claimant, the broadest indemnification permitted under applicable law;

        BE IT FURTHER RESOLVED that this resolution shall apply to all proceedings based on any action or omission occurring on or after November 17, 1995; and

        BE IT FURTHER RESOLVED that any repeal or amendment of this resolution shall have prospective effect only, and shall not adversely affect any rights of indemnification of a director or officer existing at the time of such repeal or amendment with respect to any action or omission occurring prior to such repeal or amendment, and, further, shall not apply to any proceeding, irrespective of when the proceeding is initiated, arising from the service of such director or officer which occurred prior to such repeal or amendment.

        I, LINDA Y.H. CHENG, do hereby certify that I am Vice President and Corporate Secretary of PG&E CORPORATION, a corporation organized and existing under the laws of the State of California; that the above and foregoing is a full, true, and correct copy of a resolution which was duly adopted by the Board of Directors of said corporation at a meeting of said Board which was duly and regularly called and held at the office of said corporation on December 18, 1996; and that this resolution has never been amended, revoked, or repealed, but is still in full force and effect.

        WITNESS my hand and the seal of said corporation hereunto affixed this 26th day of January, 2005.

/s/ LINDA Y.H. CHENG Linda Y.H. Cheng Vice President and Corporate Secretary PG&E CORPORATION
C O R P O R A T E S E A L

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  Exhibit 10.40
Indemnification
RESOLUTION OF THE BOARD OF DIRECTORS OF PG&E CORPORATION